Exhibit 10.6

Loan No.: 100016907

PREPARED BY, RECORDING REQUESTED BY AND AFTER RECORDING MAIL TO:	Tax Map ID/Tax Parcel Number:
JPMORGAN CHASE BANK, N.A.
Attention: CTL Closing
P.O. Box 9011
Coppell, TX 75019-9011

THIS SPACE FOR RECORDER’S USE ONLY

BE ADVISED THAT THE PROMISSORY NOTE SECURED BY THIS SECURITY INSTRUMENT MAY PROVIDE FOR ONE OR MORE OF THE FOLLOWING: (1) A VARIABLE RATE OF INTEREST; (2) A BALLOON PAYMENT AT MATURITY; (3) DEFERRAL OF A PORTION OF ACCRUED INTEREST UNDER CERTAIN CIRCUMSTANCES WITH INTEREST SO DEFERRED ADDED TO THE UNPAID PRINCIPAL BALANCE OF THE NOTE AND SECURED HEREBY.

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS

AND FIXTURE FILING

Notwithstanding anything to the contrary set forth in this Security Instrument, the maximum amount of principal indebtedness secured by this Security Instrument or which under any contingency may become secured hereby at any time hereafter is $1,625,000.00 together with interest thereon, and all amounts expended by Lender to maintain the lien of this Security Instrument or protect any of the Property, including without limitation, all amounts in respect of insurance premiums and real estate taxes, charges and assessments, litigation expenses to prosecute or defend the rights, remedies and lien of this Security Instrument or title to the Property, and any costs, charges or amounts to which Lender becomes subrogated upon payment, whether under recognized principles of law or equity or under express statutory authority.

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Security Instrument”), is made this 15th day of December, 2016 among

RRE Payne Place Holdings, LLC, a Delaware limited liability company,

whose business address is One Crescent Drive, Suite 203, Philadelphia, PA 19112, as grantor (“Borrower”); PETER J. BARRETT and MICHAEL A. CONDYLES, as trustees, either of whom may act, each residents of the Commonwealth of Virginia and having an office address of 1111 East Main Street, Suite 800, Richmond, VA 23219, and their successors in trust and assigns, as trustee (“Trustee”); and JPMORGAN CHASE BANK, N.A. at its offices at P.O. Box 9178, Coppell, Texas 75019-9178, Attention: Portfolio Administration, as beneficiary (“Lender”).

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1. Granting Clause. Borrower, in consideration of the acceptance by Trustee of the trust hereunder, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the obligations described in Section 3 below, irrevocably grants, bargains, sells, assigns and conveys to Trustee and its successors in trust and assigns, forever, in trust, with power of sale, all of Borrower’s estate, right, title, interest, claim and demand in and to the property in the County of Alexandria, Commonwealth of Virginia, with a street address of 219 S. Payne St, Alexandria, VA 22314 (which address is provided for reference only and shall in no way limit the description of the real and personal property otherwise described in this Section 1), described as follows, whether now existing or hereafter acquired (all of the property described in all parts of this Section 1 and all additional property, if any, described in Section 2 is called the “Property”):

1.1 Land and Appurtenances. The land described on Exhibit A hereto, and all tenements, hereditaments, rights-of-way, easements, appendages and appurtenances thereto belonging or in any way appertaining, including without limitation all of the right, title and interest of Borrower in and to any avenues, streets, ways, alleys, vaults, strips or gores of land adjoining that property, all rights to water, water stock, drains, drainage and air rights relating to that property, and all claims or demands of Borrower either in law or in equity in possession or expectancy of, in and to that property; and

1.2 Improvements and Fixtures. All buildings, structures and other improvements now or hereafter erected on the property described in 1.1 above, and all facilities, fixtures, machinery, apparatus, installations, goods, equipment, furniture, building materials and supplies and other properties of whatsoever nature, now or hereafter located in and used or procured for use in connection with the operation of that property, it being the intention of the parties that all property of the character described above that is now owned or hereafter acquired by Borrower and that is affixed to, attached to or stored upon and used in connection with the operation of the property described in 1.1 above shall be, remain or become a portion of that property and shall be covered by and subject to the lien of this Security Instrument, together with all contracts, agreements, permits, plans, specifications, drawings, surveys, engineering reports and other work products relating to the construction of the existing or any future improvements on the Property, any and all rights of Borrower in, to or under any architect’s contracts or construction contracts relating to the construction of the existing or any future improvements on the Property, and any performance and/or payment bonds issued in connection therewith, together with all trademarks, trade names, copyrights, computer software and other intellectual property used by Borrower in connection with the Property; and

1.3 Enforcement and Collection. Any and all rights of Borrower without limitation to make claim for, collect, receive and receipt for any and all rents, income, revenues, issues, earnest money, deposits, refunds (including but not limited to refunds from taxing authorities, utilities and insurers), royalties, and profits, including mineral, oil and gas rights and profits, insurance proceeds of any kind (whether or not Lender requires such insurance and whether or not Lender is named as an additional insured or loss payee of such insurance), condemnation awards and other moneys, payable or receivable from or on account of any of the Property, including interest thereon, or to enforce all other provisions of any other agreement (including those described in Section 1.2 above) affecting or relating to any of the Property, to bring any suit in equity, action at law or other proceeding for the collection of such moneys or for the specific or other enforcement of any such agreement, award or judgment, in the name of Borrower or otherwise, and to do any and all things that Borrower is or may be or become entitled to do with respect thereto, provided, however, that no obligation of Borrower under the provisions of any such agreements, awards or judgments shall be impaired or diminished by virtue hereof, nor shall any such obligation be imposed upon Trustee or Lender; and

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1.4 Accounts and Income. Any and all rights of Borrower in any and all accounts, rights to payment, contract rights, chattel paper, documents, instruments, licenses, contracts, agreements, Impounds (as defined below) and general intangibles relating to any of the Property, including, without limitation, income and profits derived from the operation of any business on the Property or attributable to services that occur or are provided on the Property or generated from the use and operation of the Property; and

1.5 Leases. All of Borrower’s rights as landlord in and to all existing and future leases and tenancies, whether written or oral and whether for a definite term or month to month or otherwise, now or hereafter demising all or any portion of the property described in 1.1 and 1.2 above, including all renewals and extensions thereof and all rents, deposits and other amounts received or receivable thereunder (in accepting this Security Instrument neither Lender nor Trustee assumes any liability for the performance of any such lease); and

1.6 Books and Records. All books and records of Borrower relating to the foregoing in any form.

2. Security Agreement and Assignment of Leases and Rents.

2.1 Security Agreement. To the extent any of the property described in Section 1 is personal property, Borrower, as debtor, grants to Lender, as secured party, a security interest therein and in all products and proceeds of any thereof, pursuant to the Uniform Commercial Code of the Commonwealth of Virginia (the “UCC”), on the terms and conditions contained herein. Lender hereby assigns such security interest to Trustee, in trust, for the benefit of Lender to be dealt with as a portion of the “Property” except as otherwise specified herein. Borrower hereby authorizes Lender to file any financing statement, fixture filing or similar filing to perfect the security interests granted in this Security Instrument without Borrower’s signature.

2.2 Assignment of Leases and Rents.

2.2.1 Absolute Assignment. Borrower hereby absolutely and unconditionally grants, transfers, conveys, sells, sets over and assigns to Lender all of Borrower’s right, title and interest now existing and hereafter arising in and to the leases, subleases, concessions, licenses, franchises, occupancy agreements, tenancies, subtenancies and other agreements, either oral or written, now existing and hereafter arising which affect the Property, Borrower’s interest therein or any improvements located thereon, together with any and all security deposits, guaranties of the lessees’ or tenants’ obligations (including any and all security therefor), and other security under any such leases, subleases, concessions, licenses, franchises, occupancy agreements, tenancies, subtenancies and other agreements (all of the foregoing, and any and all extensions, modifications and renewals thereof, shall be referred to, collectively, as the “Leases”), and hereby gives to and confers upon Lender the right to collect all the income, rents, issues, profits, royalties and proceeds from the Leases and any business conducted on the Property and any and all prepaid rent and security deposits thereunder (collectively, the “Rents”). This Security Instrument constitutes an instrument granting, transferring or assigning the interest of Borrower in leases, rents or profits arising from real property, as contemplated by § 55-220.1 of the Code of Virginia (1950), as amended, which grant, transfer or assignment shall be fully perfected upon the recordation of this Security Instrument. This Security Instrument is intended by Lender and Borrower to create and shall be construed to create an absolute assignment to Lender of all of Borrower’s right, title and interest in and to the Leases and the Rents and shall not be deemed merely to create a security interest therein for the payment of any indebtedness or the performance of any

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obligations under the Loan Documents (as defined below). Borrower irrevocably appoints Lender its true and lawful attorney at the option of Lender at any time to demand, receive and enforce payment, to give receipts, releases and satisfactions and to sue, either in the name of Borrower or in the name of Lender, for all such Rents and apply the same to the obligations secured by this Security Instrument.

2.2.2 Revocable License to Collect. Notwithstanding the foregoing assignment of Rents, so long as no Event of Default (as defined below) remains uncured, Borrower shall have a revocable license, to collect all Rents, and to retain the same. Upon any Event of Default, Borrower’s license to collect and retain Rents shall terminate automatically and without the necessity for any notice.

2.2.3 Collection and Application of Rents by Lender. While any Event of Default remains uncured: (i) Lender may at any time, without notice, in person, by agent or by court-appointed receiver, and without regard to the adequacy of any security for the obligations secured by this Security Instrument, enter upon any portion of the Property and/or, with or without taking possession thereof, in its own name sue for or otherwise collect Rents (including past due amounts); and (ii) without demand by Lender therefor, Borrower shall promptly deliver to Lender all prepaid rents, deposits relating to Leases or Rents, and all other Rents then held by or thereafter collected by Borrower, whether prior to or during the continuance of any Event of Default. Any Rents collected by or delivered to Lender may be applied by Lender against the obligations secured by this Security Instrument, less all expenses, including attorneys’ fees and disbursements, in such order as Lender shall determine in its sole and absolute discretion. No application of Rents against any obligation secured by this Security Instrument or other action taken by Lender under this Section 2.2 shall be deemed or construed to cure or waive any Event of Default, or to invalidate any other action taken in response to such Event of Default, or to make Lender a mortgagee-in-possession of the Property.

2.2.4 Direction to Tenants. Borrower hereby irrevocably authorizes and directs the tenants under all Leases to pay all amounts owing to Borrower thereunder to Lender following receipt of any written notice from Lender that states that an Event of Default remains uncured and that all such amounts are to be paid to Lender. Borrower further authorizes and directs all such tenants to pay all such amounts to Lender without any right or obligation to inquire as to the validity of Lender’s notice and regardless of the fact that Borrower has notified any such tenants that Lender’s notice is invalid or has directed any such tenants not to pay such amounts to Lender.

2.2.5 No Liability. Neither Lender nor Trustee shall have any obligation to exercise any right given to either of them under this Security Instrument and neither shall be deemed to have assumed any obligation of Borrower with respect to any agreement, lease or other property in which a lien or security interest is granted under this Security Instrument.

3. Obligations Secured. This Security Instrument is given for the purpose of securing:

3.1 Performance and Payment. The performance of the obligations contained herein and the payment of $1,625,000.00 with interest thereon and all other amounts payable according to the terms of a promissory note of even date herewith made by Borrower, payable to Lender or order, and any and all extensions, renewals, modifications or replacements thereof, whether the same be in greater or lesser amounts (the “Note”), which Note may provide for one or more of the following: (a) a variable rate of interest; (b) a balloon payment at maturity; or (c) deferral of a portion of accrued interest under certain circumstances with interest so deferred added to the unpaid principal balance of the Note and secured hereby.

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3.2 Future Advances. The repayment of any and all sums advanced or expenditures made by Lender subsequent to the execution of this Security Instrument for the maintenance or preservation of the Property or advanced or expended by Lender pursuant to any provision of this Security Instrument subsequent to its execution, together with interest thereon.

3.3 Interest. All of the obligations secured by this Security Instrument shall bear interest at the rate of interest applicable to the Note (including interest at the Default Rate, as defined in the Note, as applicable), which interest shall also be secured by this Security Instrument.

3.4 Other Amounts. All other obligations and amounts now or hereafter owing by Borrower to Lender under this Security Instrument, the Note or any other document, instrument or agreement evidencing, securing or otherwise relating to the loan evidenced by the Note and any and all extensions, renewals, modifications or replacements of any thereof (collectively, the “Loan Documents”); provided, however, that this Security Instrument does not and shall not in any event be deemed to, secure the obligations owing to Lender under: (a) any certificate and indemnity agreement regarding hazardous substances (the “Indemnity Agreement”) executed in connection with such loan (or any obligations that are the substantial equivalent thereof); or (b) any guaranty of such loan.

4. Warranties and Covenants of Borrower. Borrower represents and warrants to, and covenants and agrees with, Lender as provided herein. All representations and warranties contained in this Security Instrument are true and correct in all material respects as of the date of this Security Instrument and shall remain true and correct in all material respects as of each date thereafter while this Security Instrument remains of record or any portion of the obligations secured hereby remains unpaid.

4.1 Warranties.

4.1.1 Borrower has full power and authority to grant the Property to Trustee and warrants the Property to be free and clear of all liens, charges, and other monetary encumbrances except those appearing in the title insurance policy accepted by Lender in connection with this Security Instrument.

4.1.2 To Borrower’s knowledge after reasonable inquiry and except as otherwise disclosed to Lender in writing, the Property is free from damage (including, but not limited to, any construction defects or nonconforming work) that would materially impair the value of the Property as security.

4.1.3 Borrower represents and warrants that the amounts advanced or to be advanced under the Note and secured hereby are greater than $5,000 and are being made exclusively in connection with a loan for business or investment purposes within the meaning and intent of § 6.1-330.75 of the Code of Virginia (1950), as amended.

4.1.4 To Borrower’s knowledge after reasonable inquiry and except as otherwise disclosed to Lender in writing, Borrower, the Property and the present and contemplated use and occupancy of the Property are in compliance with all applicable laws, codes and regulations in all material respects.

4.1.5 Any and all rent rolls, property operating statements and other financial reports (“Financial Reports”) furnished to Lender in connection with the loan evidenced by the Note are true and correct in all material respects as of their dates, and no material adverse change has occurred in the matters reported in those Financial Reports since the dates of the last submission of those Financial Reports that has not been disclosed to Lender in writing.

4.1.6 Borrower has determined in good faith that: (a) the loan evidenced and secured by the Loan Documents, including any guaranty, is an arm’s-length transaction on market rate terms; (b) neither Lender nor any of its affiliates exercised any discretionary authority or control over, or rendered any investment advice in connection with, Borrower’s decision to enter into such loan; and (c) the statements in (a) and (b) are also true with respect to any previous loan made by Lender and secured by the Property or any part thereof, both as of such loan’s origination and through its life.

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4.2 Preservation of Lien. Borrower will preserve and protect the priority of this Security Instrument as a first lien on the Property. If Borrower fails to do so, Lender may take any and all actions necessary or appropriate to do so and all sums expended by Lender in so doing shall be treated as part of the obligations secured by this Security instrument, shall be paid by Borrower upon demand by Lender and shall bear interest at the highest rate borne by any of the obligations secured by this Security Instrument.

4.3 Repair and Maintenance of Property. Borrower will keep the Property in good condition and repair, which duty shall include but is not limited to cleaning, painting, landscaping, repairing, and refurbishing of the Property; will complete and not remove or demolish, alter, or make additions to any building or other improvement that is part of the Property, or construct any new structure on the Property, without the express written consent of Lender; will underpin and support when necessary any such building or other improvement and protect and preserve the same; will complete or restore promptly and in good and workmanlike manner any such building or other improvement that may be damaged or destroyed and pay when due all claims for labor performed and materials furnished therefor; will not commit, suffer, or permit any act upon the Property in violation of law; and will do all other acts that from the character or use of the Property may be reasonably necessary for the continued operation of the Property in a safe and legal manner, the specific enumerations herein not excluding the general. Notwithstanding anything in this Security Instrument to the contrary, Borrower may make commercially reasonable minor alterations, improvements and replacements to the Property in a manner customary for similar properties.

4.4 Insurance.

4.4.1 Insurance Coverage. Borrower will provide and maintain, as further security for the faithful performance of the obligations secured by this Security Instrument, such property, liability, rental income interruption, flood and other insurance coverage as Lender may reasonably require from time to time. All such insurance must be acceptable to Lender in all respects including but not limited to the amount of coverage, policy forms, endorsements, identity of insurance companies and amount of deductibles.

4.4.2 Acknowledgment of Insurance Requirements. Lender’s initial insurance requirements are set forth in the acknowledgment of insurance requirements dated on or about the date of this Security Instrument and entered into in connection with the loan evidenced by the Note.

4.4.3 Endorsement in Favor of Lender. All policies of insurance on the Property, whether or not required by the terms of this Security Instrument (including but not limited to earthquake/earth movement insurance), shall name Lender as mortgagee and loss payee pursuant to a mortgage endorsement on a form acceptable to Lender.

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4.4.4 Changes in Insurance Requirements. Lender may change its insurance requirements from time to time, in its reasonable discretion, throughout the term of the obligations secured by this Security Instrument by giving written notice of such changes to Borrower. Without limiting the generality of the foregoing, Borrower shall from time to time obtain such additional coverages or make such increases in the amounts of existing coverage as may reasonably be required by written notice from Lender. Lender reserves the right, in its reasonable discretion, to increase the amount of the required coverages, require insurance against additional risks, or withdraw approval of any insurance company at any time.

4.4.5 Control of Proceeds. Lender shall have the right to control or direct the proceeds of all policies of insurance on the Property, whether or not required by the terms of this Security Instrument, as provided in Section 4.4.6 below, and all proceeds of all such policies are hereby assigned to Lender as security for the obligations secured by this Security Instrument. Borrower shall be responsible for all uninsured losses and deductibles.

4.4.6 Damage and Destruction.

(a) Borrower’s Obligations. In the event of any damage to or loss or destruction of the Property (a “Casualty”): (i) if it could reasonably be expected to cost more than the Casualty Threshold Amount (as defined below) to repair the Casualty, Borrower shall give prompt written notice of the Casualty to Lender and to Borrower’s insurer, and shall make a claim under each insurance policy providing coverage therefor; (ii) Borrower shall take such actions as are necessary or appropriate to preserve and protect the Property; (iii) if the aggregate proceeds of any and all insurance policies insuring the Property, whether or not required by this Security Instrument, that are payable as a result of the Casualty (collectively, the “insurance Proceeds”) could reasonably be expected to exceed the Casualty Threshold Amount, or if a Default exists, Borrower shall take such actions as are necessary or appropriate to ensure that all Insurance Proceeds are paid to Lender forthwith to be held by Lender until applied to the obligations secured hereby or disbursed in accordance with this Section 4.4.6; and (iv) unless otherwise instructed by Lender, regardless of whether the Insurance Proceeds, if any, are sufficient for the purpose, Borrower shall promptly commence and diligently pursue to completion in a good, workmanlike and lien-free manner the restoration, replacement and rebuilding of the Property as nearly as possible to its value, condition and character immediately prior to the Casualty (collectively, the “Restoration”). If the Restoration will cost more than the Casualty Threshold Amount to repair, Borrower shall submit the proposed plans and specifications for the Restoration, and all construction contracts, architect’s contracts, other contracts in connection with the Restoration, and such other documents as Lender may reasonably request to Lender for its review and approval. Borrower shall not begin the Restoration unless and until Lender gives its written approval of such plans, specifications, contracts and other documents, with such revisions as Lender may reasonably require. Notwithstanding the foregoing, Lender shall not be responsible for the sufficiency, completeness, quality or legality of any such plans, specifications, contracts or other documents. Borrower shall pay, within ten days after demand by Lender, all costs reasonably incurred by Lender in connection with the adjustment, collection and disbursement of Insurance Proceeds pursuant to this Security Instrument or otherwise in connection with the Casualty or the Restoration.

(b) Casualty Threshold Amount. As used in this Security Instrument, the term “Casualty Threshold Amount” means the lesser of $250,000 or five percent of the original face principal amount of the Note.

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(c) Lender’s Rights. Lender shall have the right and power to receive and control all Insurance Proceeds required to be paid to it pursuant to subsection (a)(iii) above. Borrower hereby authorizes and empowers Lender, in its own name or as attorney-in-fact for Borrower (which power is coupled with an interest and is irrevocable so long as this Security Interest remains of record), to make proof of loss, to settle, adjust and compromise any claim under insurance policies on the Property, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds, and to deduct therefrom Lender’s expenses incurred in the adjustment, collection and disbursement of such Insurance Proceeds or otherwise in connection with the Casualty or the Restoration. Each insurance company concerned is hereby irrevocably authorized and directed to make payment of all Insurance Proceeds directly to Lender. Notwithstanding anything to the contrary, neither Trustee nor Lender shall be responsible for any such insurance, the collection of any Insurance Proceeds, or the insolvency of any insurer.

(d) Application of Proceeds. If, at any time while Lender holds any Insurance Proceeds, an Event of Default exists or Lender determines in its reasonable discretion that the security for the obligations secured hereby is impaired, Lender shall have the option, in its sole discretion, to apply the Insurance Proceeds to the obligations secured hereby in such order as Lender may determine (or to hold such proceeds for future application to those obligations). Without limiting the generality of the foregoing, Lender’s security will be deemed to be impaired if: (i) an Event of Default exists; (ii) Borrower fails to satisfy any condition precedent to disbursement of Insurance Proceeds to pay the cost of the Restoration within a reasonable time; or (iii) Lender determines in its reasonable discretion that it could reasonably be expected that (A) Borrower will not have sufficient funds to complete the Restoration and timely pay all expenses of the Property and all payments due under the Note and the other Loan Documents through the completion of the Restoration and any leaseup period thereafter, (B) the rental income from the Property will be insufficient to timely pay all expenses of the Property and payments due under the Note and the other Loan Documents on an ongoing basis after completion of the Restoration, or (C) the Restoration cannot be completed at least six months prior to the maturity date of the Note and within one year after the date of the Casualty.

(e) Disbursement of Proceeds. If Lender is not entitled to apply the Insurance Proceeds to the obligations secured hereby, Lender (or at Lender’s election, a disbursing or escrow agent selected by Lender and whose fees shall be paid by Borrower) shall disburse the Insurance Proceeds for the Restoration from time to time as the Restoration progresses, but only after satisfaction, at Borrower’s expense, of such conditions precedent to such disbursements as Lender may reasonably require including but not limited to the following: (i) Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender of the estimated cost of the Restoration; (ii) Lender shall have approved the plans, specifications and contracts for the Restoration as required by Section 4.4.6(a); (iii) Borrower shall have delivered to Lender funds in addition to the Insurance Proceeds in an amount sufficient in Lender’s reasonable judgment to complete and fully pay for the Restoration; (iv) Borrower shall have delivered to Lender such building permits, other permits, architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, plats of survey and other evidence of cost, payment and performance as Lender may reasonably require and approve; and (v) if required by Lender, Borrower shall have entered into an agreement providing in greater detail for the Restoration, the disbursement of Insurance Proceeds and related matters. No payment made prior to the final completion of the Restoration shall exceed ninety percent of the value of the work performed and materials incorporated into the Property from time to time, as such value is determined by Lender in its reasonable judgment. Disbursements may, at Lender’s election, be made on a percentage of completion basis or on such other basis as is acceptable to Lender. Disbursements shall be subject to

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Borrower’s delivery of such lien waivers as Lender may require, and otherwise on terms and subject to conditions acceptable to Lender. From time to time after commencement of the Restoration, if so requested by Lender, Borrower shall deposit with Lender funds in excess of the Insurance Proceeds which, together with the Insurance Proceeds and all funds previously deposited with Lender in connection with the Restoration, must at all times be at least sufficient in the reasonable judgment of Lender to pay the entire unpaid cost of the Restoration. Funds so deposited by Borrower may at Lender’s option be disbursed prior to the disbursement of Insurance Proceeds. Lender may retain a construction consultant to inspect the Restoration and related matters on Lender’s behalf and to advise Lender with respect thereto and Borrower shall pay the cost thereof; provided that neither Borrower nor any other person or entity other than Lender shall have any right to rely on any inspection or advice of such consultant. Such consultant shall not be the agent of Lender and shall not have the power to bind Lender in any way. Any surplus Insurance Proceeds or other funds held by Lender pursuant to this Section 4.4.6 that may remain after payment of all costs of the Restoration shall be paid to Borrower (or to such other person or entity as Lender reasonably determines is entitled thereto) so long as no Default then exists. No interest shall be allowed to Borrower on account of any Insurance Proceeds or other funds held by Lender pursuant to this Section 4.4.6, but at Borrower’s request, Lender will deposit such amounts into a blocked interest-bearing account with Lender over which Lender has sole possession, authority and control, in which Lender has a perfected first-priority security interest to secure the obligations secured by this Security Instrument, and otherwise on terms and conditions satisfactory to Lender in its sole discretion. Notwithstanding the above, if an Event of Default exists prior to full disbursement of the Insurance Proceeds and any other funds held by Lender pursuant to this Section 4.4.6, any undisbursed portion thereof may, at Lender’s option, be applied against the obligations secured by this Security Instrument, whether or not then due, in such order and manner as Lender shall select.

(f) Effect on the Indebtedness. Any reduction in the obligations secured hereby resulting from the application of Insurance Proceeds or other funds pursuant to this subsection 4.4.6 shall be deemed to take effect only on the date of such application; provided that, if any Insurance Proceeds are received after the Property is sold in connection with a judicial or nonjudicial foreclosure of this Security Instrument, or is transferred by deed in lieu of such foreclosure, notwithstanding any limitation on Borrower’s liability contained herein or in the Note, the purchaser at such sale (or the grantee under such deed) shall have the right to receive and retain all such Insurance Proceeds and all unearned premiums for all insurance on the Property. No application of Insurance Proceeds or other funds to the obligations secured hereby shall result in any adjustment in the amount or due dates of installments due under the Note. No application of Insurance Proceeds to the obligations secured hereby shall, by itself, cure or waive any Default or any notice of default under this Security Instrument or invalidate any act done pursuant to such notice or result in the waiver of any collateral securing the Note.

4.5 Right of Inspection. Subject to the rights of tenants, Borrower shall permit Lender or its agents or independent contractors (including, but not limited to, appraisers, environmental consultants and construction consultants), at all reasonable times, to enter upon and inspect the Property.

4.6 Compliance with Laws, Etc.; Preservation of Licenses. Borrower shall comply in all material respects with (a) all laws, statutes, ordinances, rules, regulations, licenses, permits, approvals, orders, judgments and other requirements of governmental authorities applicable to Borrower, the Property or Borrower’s use thereof, and (b) all easements, licenses and agreements relating to the Property or Borrower’s use thereof. Borrower shall observe and comply with all requirements necessary to the continued existence and validity of all rights, licenses, permits, privileges, franchises and concessions relating to any existing or presently contemplated use of the Property, including but not limited to any zoning variances, special exceptions and nonconforming use permits.

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4.7 Further Assurances. Borrower will, at its expense, from time to time execute and deliver any and all such instruments of further assurance and other instruments and do any and all such acts, or cause the same to be done, as Trustee or Lender deems necessary or advisable to grant the Property to Trustee or to carry out more effectively the purposes of this Security Instrument.

4.8 Legal Actions. Borrower will appear in and defend any action or proceeding before any court or administrative body purporting to affect the security hereof or the rights or powers of Lender or Trustee; and will pay all costs and expenses, including cost of evidence of title, title insurance premiums and any fees of attorneys, appraisers, environmental inspectors and others, incurred by Lender or Trustee, in a reasonable sum, in any such action or proceeding in which Lender or Trustee may appear, in any suit or other proceeding to foreclose this Security Instrument, and in any trustee’s sale under this Security Instrument.

4.9 Taxes, Assessments and Other Liens. Borrower will pay prior to delinquency all taxes, assessments, encumbrances, charges, and liens with interest, on the Property or any part thereof, including but not limited to any tax on or measured by rents of the Property, the Note, this Security Instrument, or any obligation or part thereof secured hereby.

4.10 Expenses. Borrower will pay all costs, fees and expenses reasonably incurred by Lender or Trustee in connection with this Security Instrument.

4.11 Repayment of Expenditures. Borrower will pay within five (5) days after written demand all amounts secured by this Security Instrument, other than principal of and interest on the Note, with interest from date of expenditure at the rate of interest borne by the Note and the repayment thereof shall be secured by this Security Instrument.

4.12 Financial and Operating Information. Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall furnish to Lender the following in such form as Lender may require: (a) an itemized statement of income and expenses for Borrower’s operation of the Property for that fiscal year; and (b) a rent schedule for the Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, all security deposits held (and the institution in which they are held) and any related information requested by Lender.

In addition, within twenty (20) days after written request by Lender, Borrower shall furnish to Lender such financial statements and other financial, operating and ownership information about the Property, Borrower, owners of equity interests in Borrower, guarantors of the obligations secured hereby, and commercial tenants or occupants of any portion of the Property that are affiliates of Borrower or of any such guarantor, as Lender may require.

If Borrower fails to provide Lender with any of the financial and operating information required to be provided under this Section within the time periods required under this Section and such failure continues after Lender has provided Borrower with thirty (30) days’ notice and opportunity to cure such failure, Borrower shall pay to Lender, as liquidated damages for the extra expense in servicing the loan secured hereby, Five Hundred Dollars ($500) on the first day of the month following the expiration of such thirty (30)-day period and One Hundred Dollars ($100) on the first day of each month thereafter until such failure is cured. All such amounts shall be secured by this Security Instrument. Payment of such amounts shall not cure any Default or Event of Default resulting from such failure.

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4.13 Sale, Transfer, or Encumbrance of Property.

4.13.1 Encumbrances; Entity Changes. Except as otherwise provided below, Borrower shall not, without the prior written consent of Lender, further encumber the Property or any interest therein, or cause or permit any change in the entity, ownership, or control of Borrower without first repaying in full the Note and all other sums secured hereby.

4.13.2 Sales, Transfers, Conveyances. Except as otherwise provided below, Borrower shall not, without the prior written consent of Lender (which consent shall be subject to the conditions set forth below), sell, transfer, or otherwise convey the Property or any interest therein, voluntarily or involuntarily, without first repaying in full the Note and all other sums secured hereby.

4.13.3 Conditions to Lender’s Consent. Lender will not unreasonably withhold its consent to a sale, transfer, or other conveyance of the Property, provided however, that:

(a) Borrower shall provide to Lender a loan application on such form as Lender may require executed by the proposed transferee and accompanied by such other documents as Lender may require in connection therewith;

(b) Lender may consider the factors normally used by Lender as of the time of the proposed assumption in the process of determining whether or not to lend funds, and may require that the Property and the proposed transferee meet Lender’s then-current underwriting, legal, regulatory and related requirements as of that time;

(c) Lender may specifically evaluate the financial responsibility, structure and real estate operations experience of any potential transferee;

(d) Lender may require that it be provided at Borrower’s expense, with an appraisal of the Property, an on-site inspection of the Property, and such other documents and items, from appraisers, inspectors and other parties satisfactory to Lender, and may require that Borrower or the transferee of the Property correct any items of deferred maintenance that may be identified by Lender;

(e) Lender may, as a condition to granting its consent to a sale, transfer, or other conveyance of the Property, require in its sole discretion the payment by Borrower of a fee (the “Consented Transfer Fee”) of one percent (1.0%) of the unpaid principal balance of the Note; and

(f) No Default or Event of Default (each as defined below) has occurred and is continuing.

In connection with any sale, transfer or other conveyance of the Property to which Lender is asked to consent, Borrower agrees to pay to Lender, in addition to any sums specified above, for Lender’s expenses incurred in reviewing and evaluating such matter, the following amounts: (i) a nonrefundable review fee in accordance with Lender’s fee schedule in effect at the time of the request, which fee shall be paid by Borrower to Lender upon Borrower’s request for Lender’s consent and shall be applied to the Consented Transfer Fee if Lender’s consent is given to such sale, transfer, or other conveyance of the Property; (ii) Lender’s reasonable attorneys’ fees and other reasonable out-of-pocket expenses incurred in connection with such request for consent and in connection with such sale, transfer or other conveyance; and (iii) document preparation fees and other fees in accordance with Lender’s fee

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schedule in effect at the time. In addition, prior to or at the time of any sale, transfer or other conveyance to which Lender grants its consent, Borrower shall obtain and provide to Lender a fully and duly executed and acknowledged assumption agreement in form and substance satisfactory to Lender under which the transferee of the Property assumes liability for the loan evidenced by the Note and secured by this Security Instrument together with such financing statements and other documents as Lender may require. Borrower and any guarantors of such loan shall continue to be obligated for repayment of such loan unless and until Lender has entered into a written assumption agreement specifically releasing them from such liability in Lender’s sole discretion.

Consent to any one such occurrence shall not be deemed a waiver of the right to require consent to any future occurrences.

4.13.4 Unconsented Transfers. In each instance in which a sale, transfer or other conveyance of the Property, or any change in the entity, ownership, or control of Borrower, occurs without Lender’s prior written consent thereto having been given, and regardless of whether Lender elects to accelerate the maturity date of the Note (any of the foregoing events is referred to as an “Unconsented Transfer”), Borrower and its successors shall be jointly and severally liable to Lender for the payment of a fee (the “Unconsented Transfer Fee”) of two percent (2.0%) of the unpaid principal balance of the Note as of the date of such Unconsented Transfer. The Unconsented Transfer Fee shall be due and payable upon written demand therefor by Lender, and shall be secured by this Security Instrument; provided, however, that payment of the Unconsented Transfer Fee shall not cure any Event of Default resulting from the Unconsented Transfer.

4.13.5 No Waiver. Lender’s waiver of any of the Consented Transfer Fee, the Unconsented Transfer Fee or any other amount payable hereunder, in whole or in part for any one sale, transfer or other conveyance shall not preclude the imposition thereof in connection with any other sale, transfer or other conveyance.

4.13.6 Permitted Transfers. Notwithstanding the foregoing and notwithstanding Section 4.14, Lender’s consent will not be required, and neither the Consented Transfer Fee nor the Unconsented Transfer Fee will be imposed, for any Permitted Transfer (as defined below), so long as all Transfer Requirements (as defined below) applicable to such Permitted Transfer are timely satisfied. As used herein, the following terms have the meanings set forth below:

“Permitted Transfer” means:

(a) The transfer of less than twenty-five percent (25%) in the aggregate during the term of the Note of the Equity Interests (as defined below) in Borrower (or in any entity that owns, directly or indirectly through one or more intermediate entities, an Equity Interest in Borrower), in addition to any transfers permitted under subparagraphs (b) or (c) of this definition (a “Minority Interest Transfer”);

(b) A transfer that occurs by devise, descent or operation of law upon the death of a natural person (a “Decedent Transfer”);

(c) A transfer made for bona fide estate planning purposes (i) to one or more non-minor Immediate Family Members of the transferor (or in the case of a transferor that is a trust or trustee, to one or more non-minor Immediate Family Members of a settlor of the applicable trust) or (ii) to one or more trusts established for the benefit of the transferor and/or one or more Immediate Family Members of the transferor (or in the case of a transferor that is a trust or trustee, to one or more trusts established for the benefit of one or more Immediate Family Members of a settlor of the applicable transferor trust) (an “Estate Planning Transfer”); or

(d) A transfer of furniture, fixtures or equipment if they are reasonably deemed to be surplus to the normal operation and use of the Property or if they are promptly replaced by similar items of at least equivalent value and utility.

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“Transfer Requirements” means, with respect to any Permitted Transfer, all of the following that apply to that transfer:

(a) In the case of any Permitted Transfer:

(i) none of the persons or entities liable for the repayment of the loan evidenced by the Note shall be released from such liability;

(ii) such transfer must not violate any applicable law, rule or regulation, and the transferee must not be a “specially designated national” or a person that is subject or a target of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or the U.S. Department of State (“Sanctions”) and such transfer must not otherwise result in a violation of Sanctions, the USA PATRIOT Act of 2001, any “know your customer” rules applicable to Lender or any other applicable law, rule or regulation; and

(iii) Borrower must provide Lender with not less than thirty (30) days’ prior written notice of the proposed transfer (or to the extent that such transfer is a Decedent Transfer then, as soon as reasonably practicable following Borrower becoming aware that the transfer has occurred), which notice shall include a summary of the proposed changes in the organization, ownership and management of the Property or the applicable entity and such further information as Lender may require to make the determinations contemplated by this subsection (a).

(b) In the case of any Minority Interest Transfer or Estate Planning Transfer, there shall be no change in the individuals exercising day-to-day powers of decisionmaking, management and control over either Borrower or the Property unless Lender has given its prior written consent to such change in its sole discretion. In the case of a Decedent Transfer, any new individual exercising such powers must be satisfactory to Lender in its sole discretion.

(c) In the case of a Decedent Transfer, if the decedent was a Borrower or guarantor of the loan evidenced by the Note, within 30 days after written request by Lender, one or more other persons or entities having credit standing and financial resources equal to or better than those of the decedent, as determined by Lender in its reasonable discretion, shall assume or guarantee such loan by executing and delivering to Lender a guaranty or assumption agreement and a certificate and indemnity agreement regarding hazardous substances, each satisfactory to Lender, providing Lender with recourse substantially identical to that which Lender had against the decedent and granting Lender liens on any and all interests of the transferee in the Property.

(d) In the case of any Estate Planning Transfer that results in a transfer of an interest in the Property or in a change in the trustee of any trust owning an interest in the Property, the transferee or new trustee (in such new trustee’s fiduciary capacity) shall, prior to the transfer, execute and deliver to Lender an assumption agreement satisfactory to Lender, providing Lender with recourse substantially identical to that which Lender had against the transferor or predecessor trustee and granting Lender liens on any and all interests of the transferee or the new trustee in the Property.

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(e) In the case of any Permitted Transfer that results in a transfer of an interest in the Property, Lender shall be provided, at no cost to Lender, with an endorsement to its title insurance policy insuring the lien of this Security Instrument, which endorsement shall insure that there has been no impairment of that lien or of its priority.

(f) In the case of any Permitted Transfer, Borrower or the transferee shall pay all costs and expenses reasonably incurred by Lender in connection with that Permitted Transfer, together with any applicable fees in accordance with Lender’s fee schedule in effect at the time of the Permitted Transfer, and shall provide Lender with such information and documents as Lender reasonably requests in order to make the determinations called for by this Security Instrument and to comply with applicable laws, rules and regulations.

(g) No Default shall exist.

“Equity Interest” means partnership interests in Borrower, if Borrower is a partnership, member interests in Borrower, if Borrower is a limited liability company, or shares of stock of Borrower, if Borrower is a corporation.

“Immediate Family Members” means, with respect to any person, that person’s parents, spouse, registered domestic partner (under an applicable state or District of Columbia law providing for registration of domestic partnerships with a governmental agency), siblings, children and other lineal descendants, and the spouses and registered domestic partners of such person’s parents, siblings, children and other lineal descendants.

4.14 Borrower Existence. If Borrower is a corporation, partnership, limited liability company or other entity, Lender is making this loan in reliance on Borrower’s continued existence, ownership and control in its present form. Borrower will not alter its name, jurisdiction of organization, structure, ownership or control without the prior written consent of Lender and will do all things necessary to preserve and maintain said existence and to ensure its continuous right to carry on its business. If Borrower is a partnership, Borrower will not permit the addition, removal or withdrawal of any general partner without the prior written consent of Lender. The withdrawal or expulsion of any general partner from Borrower partnership shall not in any way affect the liability of the withdrawing or expelled general partner hereunder or on the Note.

4.15 Information for Participants, Etc. Borrower agrees to furnish such information and confirmation as may be required from time to time by Lender on request of potential loan participants and assignees and agrees to make adjustments in this Security Instrument, the Note, and the other documents evidencing or securing the loan secured hereby to accommodate such participant’s or assignee’s requirements, provided that such requirements do not vary the economic terms of the loan secured hereby. Borrower hereby authorizes Lender to disclose to potential participants and assignees any information in Lender’s possession with respect to Borrower and the loan secured hereby.

4.16 Tax and Insurance Impounds.

4.16.1 Impounds. In addition to the payments required by the Note, Borrower shall pay Lender, at Lender’s request, such sums as Lender may from time to time estimate will be required (a) to pay, at least one month before delinquency, the next-due taxes, assessments, insurance premiums and

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similar charges affecting the Property (collectively, the “Impositions”), divided by the number of months to elapse before one month prior to the date when the applicable Impositions will become delinquent; and (b) at the option of Lender, to maintain a reserve equal to one-sixth of the total annual amount of the Impositions. Lender shall hold such amounts without interest or other income to Borrower to pay the Impositions. If this estimate of the Impositions proves insufficient, Borrower, upon demand by Lender, shall pay Lender such additional sums as may be required to pay the Impositions at least one month before delinquency.

4.16.2 Application. If the total of the payments to Lender under subsection 4.16.1 (collectively, the “Impounds”) in any one year exceeds the amounts actually paid by Lender for Impositions, such excess may be credited by Lender on subsequent payments under this section. At any time after the occurrence and during the continuance of an Event of Default and at or prior to the foreclosure sale, Lender may apply any balance of Impounds it holds to any of the Secured Obligations and in such order as Lender may elect. If Lender does not so apply such Impounds at or prior to the foreclosure sale, the purchaser at such sale shall be entitled to all such Impounds. If Borrower gives a deed in lieu of foreclosure of this Security Instrument, the balance of Impounds held by Lender shall become the property of Lender. Any transfer in fee of all or a part of the Property shall automatically transfer to the grantee all or a proportionate part of Borrower’s rights and interest in the Impounds.

4.16.3 Tax Reporting Service. Lender may, but need not, contract with a tax reporting service covering the Property. Borrower agrees that Lender may rely on the information furnished by such tax service and agrees to pay the cost of that service within 30 days after receipt of a billing for it.

4.16.4 Limited Waiver. Notwithstanding the foregoing, Lender will not require Borrower to deposit the Impounds for insurance premiums as provided in subsection 4.16.1 so long as: (a) the Property is owned in its entirety by the original Borrower (and not by any successor or transferee Borrower) and there is no change in the individuals exercising day-to-day powers of decision-making, management and control over either Borrower or the Property (regardless of whether Lender has consented to any such transfer or change); (b) Borrower pays, prior to delinquency, all payments of insurance premiums that would otherwise be paid from the Impounds and, if required by Lender, Borrower provides Lender with proof of such payment; and (c) Lender is not required by applicable law or regulation to require Borrower to deposit any of the impounds; and (d) no Event of Default occurs (regardless of whether it is later cured). If at any time any of the foregoing requirements is not met, Lender may at any time thereafter, on 10 days written notice to Borrower, require the payment of all Impounds. Notwithstanding the foregoing limited waiver, Borrower will at all times be required to pay Impounds for taxes, assessments and other similar amounts as specified in subsection 4.16.1.

4.17 Leasing Matters. Borrower shall not receive or collect any Rents in advance in excess of one month’s Rent from any tenant or collect a security deposit in excess of two months’ Rent from any tenant. To the extent applicable law requires any security deposits or other amounts received from tenants of the Property to be held in a segregated account, Borrower shall promptly deposit and maintain all applicable deposits and other amounts in a segregated trust account in a federally insured institution. Borrower shall perform Borrower’s obligations under the Leases in all material respects. Borrower hereby consents to Lender obtaining, at any time while an Event of Default exists, copies of rent rolls and other information relating to the Leases from any governmental agency with which Borrower is obligated to file such information or that otherwise collects or receives such information.

4.18 Condominium and Cooperative Provisions. If the Property is not subject to a recorded condominium or cooperative regime on the date of this Security Instrument, Borrower will not subject

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the Property or any portion thereof to such a regime without the written consent of Lender, which consent may be granted or denied in Lender’s sole discretion and, if granted, may be subject to such requirements as Lender may impose including but not limited to Borrower providing Lender with such title insurance endorsements and other documents as Lender may require. If the Property is subject to a condominium regime on the date of this Security Instrument: (a) Borrower represents and warrants that none of the condominium units and no portion of the common elements in the Property have been sold, conveyed or encumbered or are subject to any agreement to convey or encumber; (b) Borrower shall not in any way sell, convey or encumber or enter into a contract or agreement to sell, convey or encumber any condominium unit or any of the common elements of the Property unless expressly agreed to in writing by Lender; (c) Borrower shall operate the Property solely as a rental property; and (d) the Property granted, conveyed and assigned to Lender hereunder includes all rights, easements, rights of way, reservations and powers of Borrower, as owner, declarant or otherwise, under any applicable condominium act or statute and under any and all condominium declarations, survey maps and plans, association articles and bylaws and documents similar to any of the foregoing.

4.19 Use of Property; Zoning Changes. Unless required by applicable law, Borrower shall not: (a) except for any change in use approved by Lender in writing, allow changes in the use for which all or any part of the Property is being used at the time this Security Instrument is executed; (b) convert any individual dwelling unit or common area in the Property to primarily commercial use; or (c) initiate or acquiesce in a change in the zoning classification of the Property.

5. Default.

5.1 Definition. Any of the following shall constitute an “Event of Default” as that term is used in this Security Instrument (and the term “Default” shall mean any of the following, whether or not any requirement for notice or lapse of time has been satisfied):

5.1.1 Any regular monthly payment under the Note is not paid so that it is received by Lender within fifteen (15) days after the date when due, or any other amount secured by this Security Instrument (including but not limited to any payment of principal or interest due on the Maturity Date, as defined in the Note) is not paid so that it is received by Lender when due;

5.1.2 Any representation or warranty made by Borrower to or for the benefit of Lender herein or elsewhere in connection with the loan secured hereby, including but not limited to any representation in connection with the security therefor, shall prove to have been incorrect or misleading in any material respect;

5.1.3 Borrower or any other party thereto (other than Lender) shall fail to perform its obligations under any other covenant or agreement contained in this Security Instrument, the Note, any other Loan Document or the Indemnity Agreement, which failure continues for a period of thirty (30) days after written notice of such failure by Lender to Borrower (or within 60 days after such notice if such failure cannot reasonably be cured within such 30-day period, but can be cured within such 60-day period and Borrower is proceeding diligently to cure it), but no such notice or cure period shall apply in the case of: (i) any such failure that could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Security Instrument, the other Loan Documents or the Indemnity Agreement, result in harm to Lender, impairment of the Note or this Security Instrument or any other security given under any other Loan Document; (ii) any such failure that is not reasonably susceptible of being cured during such cure period; (iii) breach of any provision that contains an express cure period; or (iv) any breach of Section 4.13 or Section 4.14 of this Security Instrument;

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5.1.4 Borrower or any other person or entity liable for the repayment of the indebtedness secured hereby shall become unable or admit in writing its inability to pay its debts as they become due, or file, or have filed against it, a voluntary or involuntary petition in bankruptcy, or make a general assignment for the benefit of creditors, or become the subject of any other receivership or insolvency proceeding, provided that if such petition or proceeding is not filed or acquiesced in by Borrower or the subject thereof, it shall constitute an Event of Default only if it is not dismissed within sixty (60) days after it is filed or if prior to that time the court enters an order substantially granting the relief sought therein;

5.1.5 Borrower or any other signatory thereto shall default in the performance of any covenant or agreement contained in any mortgage, deed of trust or similar security instrument encumbering the Property, or the note or any other agreement evidencing or securing the indebtedness secured thereby, which default continues beyond any applicable cure period; or

5.1.6 A tax, charge or lien shall be placed upon or measured by the Note, this Security Instrument, or any obligation secured hereby that Borrower does not or may not legally pay in addition to the payment of all principal and interest as provided in the Note.

5.2 Lender’s and Trustee’s Right to Perform. After the occurrence and during the continuance of any Event of Default, Lender or Trustee, but without the obligation so to do and without notice to or demand upon Borrower and without releasing Borrower from any obligations hereunder, may: make any payments or do any acts required of Borrower hereunder in such manner and to such extent as either may deem necessary to protect the security hereof, Lender or Trustee being authorized to enter upon the Property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Lender or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien in accordance with the following paragraph; and in exercising any such powers, pay necessary expenses, employ counsel and pay a reasonable fee therefor. All sums so expended shall be payable on demand by Borrower, be secured hereby and bear interest at the Default Rate of interest specified in the Note from the date advanced or expended until repaid.

Lender or Trustee, in making any payment herein, is hereby authorized, in the place and stead of Borrower, in the case of a payment of taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Property, to make such payment in reliance on any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; in the case of any apparent or threatened adverse claim of title, lien, statement of lien, encumbrance, deed of trust, mortgage, claim or charge Lender or Trustee, as the case may be, shall be the sole judge of the legality or validity of same; and in the case of a payment for any other purpose herein and hereby authorized, but not enumerated in this paragraph, such payment may be made whenever, in the sole judgment and discretion of Trustee or Lender, as the case may be, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this Security Instrument, provided further, that in connection with any such advance, Lender at its option may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by Borrower without demand and shall be secured hereby.

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5.3 Remedies on Default. Upon the occurrence of any Event of Default all sums secured hereby shall become immediately due and payable, without notice or demand, at the option of Lender and Lender may:

5.3.1 Have a receiver appointed as a matter of right on an ex parte basis without notice to Borrower and without regard to the sufficiency of the Property or any other security for the indebtedness secured hereby and, without the necessity of posting any bond or other security. Such receiver shall take possession and control of the Property and shall collect and receive the Rents. If Lender elects to seek the appointment of a receiver for the Property, Borrower, by its execution of this Security Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. The receiver shall be entitled to receive a reasonable fee for managing the Property, which fee may be deducted from the Rents or may be paid by Lender and added to the indebtedness secured by this Security Instrument. Immediately upon appointment of a receiver, Borrower shall surrender possession of the Property to the receiver and shall deliver to the receiver all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Property and all security deposits. If the Rents are not sufficient to pay the costs of taking control of and managing the Property and collecting the Rents, any funds expended by Lender, or advanced by Lender to the receiver, for such purposes shall become an additional part of the indebtedness secured by this Security Instrument. The receiver may exclude Borrower and its representatives from the Property. Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 5.3 shall not be construed to make Lender a mortgagee-in-possession of the Property so long as Lender has not itself entered into actual possession of the Property.

5.3.2 Foreclose this Security Instrument pursuant to a judicial foreclosure proceeding or otherwise realize upon the Property.

5.3.3 Cause Trustee to exercise its power of sale.

5.3.4 Sue on the Note as permitted under applicable law.

5.3.5 Avail itself of any other right or remedy available to it under the terms of this Security Instrument, the other Loan Documents or applicable law.

5.4 No Waiver re Late or Partial Payments. By accepting payment of any sum secured hereby after its due date, Lender does not waive its right either to require prompt payment when due of that or any other portion of the obligations secured by this Security Instrument. Lender may from time to time accept and apply any one or more payments of less than the full amount then due and payable on such obligations without waiving any Default, Event of Default, acceleration or other right or remedy of any nature whatsoever.

5.5 Waiver of Marshaling, Etc. In connection with any trustee’s sale or other foreclosure sale under this Security Instrument, Borrower hereby waives, for itself and all others claiming by, through or under Borrower, any right Borrower or such others would otherwise have to require marshaling or to require that the Property be sold in parcels or in any particular order.

5.6 Remedies Cumulative; Subrogation. The rights and remedies accorded by this Security Instrument shall be in addition to, and not in substitution of, any rights or remedies available under now existing or hereafter arising applicable law. All rights and remedies provided for in this Security Instrument or afforded by law or equity are distinct and cumulative and may be exercised concurrently,

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independently or successively. The failure on the part of Lender to promptly enforce any right hereunder shall not operate as a waiver of such right and the waiver of any Default or Event of Default shall not constitute a waiver of any subsequent or other Default or Event of Default. Lender shall be subrogated to the claims and liens of those whose claims or liens are discharged or paid with the loan proceeds hereof.

6. Condemnation, Etc. Any and all awards of damages, whether paid as a result of judgment or prior settlement, in connection with any condemnation or other taking of any portion of the Property for public or private use, or for injury to any portion of the Property (“Awards”), are hereby assigned and shall be paid to Lender which may apply or disburse such Awards in the same manner, on the same terms, subject to the same conditions, to the same extent, and with the same effect as provided in Section 4.4.6 above for disposition of Insurance Proceeds. Without limiting the generality of the foregoing, if the taking results in a loss of the Property to an extent that, in the reasonable opinion of Lender, renders or is likely to render the Property not economically viable or if, in Lender’s reasonable judgment, Lender’s security is otherwise impaired, Lender may apply the Awards to reduce the unpaid obligations secured hereby in such order as Lender may determine, and without any adjustment in the amount or due dates of installments due under the Note. If so applied, any Awards in excess of the unpaid balance of the Note and other sums due to Lender shall be paid to Borrower or Borrower’s assignee. Lender shall in no case be obligated to see to the proper application of any amount paid over to Borrower. Such application or release shall not cure or waive any Default or notice of default hereunder or invalidate any act done pursuant to such notice. Should the Property or any part or appurtenance thereof or right or interest therein be taken or threatened to be taken by reason of any public or private improvement, condemnation proceeding (including change of grade), or in any other manner, Lender may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such taking or damage, and obtain all Awards or other relief therefor, and Borrower agrees to pay Lender’s costs and reasonable attorneys’ fees incurred in connection therewith. Lender shall have no obligation to take any action in connection with any actual or threatened condemnation or other proceeding.

7. Trustee.

7.1 General Powers and Duties of Trustee. At any time or from time to time, without liability therefor and without notice and without affecting the liability of any person for the payment of the indebtedness secured hereby, upon written request of Lender, payment of its own fees and presentation of this Security Instrument and the Note for endorsement (in case of full reconveyance, for cancellation or retention), Trustee may: (a) consent to the making of any map or plat of the Property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Security Instrument or the lien or charge thereof; or (d) reconvey, without warranty, all or any part of the Property.

7.2 Reconveyance. Upon written request of Lender stating that all sums secured hereby have been paid, and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in any reconveyance executed under this Security Instrument of any matters of fact shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

7.3 Powers and Duties on Default. Upon written request therefor by Lender specifying the nature of the Event of Default, or the nature of the several Events of Default, and the amount or amounts due and owing, Trustee shall execute a written notice of default and of its election to cause the

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Property to be sold to satisfy the obligation secured hereby, and shall cause such notice to be recorded and otherwise given according to law. Thereafter, Trustee shall execute a written notice of sale, and shall cause such notice to be recorded and otherwise given as required by law. Notice of sale having been given as then required by law and not less than the time then required by law having elapsed after recordation of such notice of breach, Trustee, without demand on Borrower, shall sell the Property at the time and place of sale specified in the notice, as provided by statute, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best bidder for cash in lawful money of the United States, payable at time of sale. Borrower agrees that such a sale (or a sheriff’s sale pursuant to judicial foreclosure) of all the Property as real estate constitutes a commercially reasonable disposition thereof, but that with respect to all or any part of the Property which may be personal property Trustee shall have and exercise, at Lender’s sole election, all the rights and remedies of a secured party under the UCC. Whenever notice of such a sale is permitted or required hereunder or under the UCC, ten (10) days shall be deemed reasonable. Trustee may postpone sale of all or any portion of the Property, and from time to time thereafter may postpone such sale, as provided by statute. Trustee shall deliver to the purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person other than Trustee, including Borrower or Lender, may purchase at such sale. Trustee shall not be required to take possession of the Property before the sale or to deliver possession of the Property to the purchaser at the sale. After deducting all costs, fees and expenses of Trustee and of this trust, including the cost of evidence of title search and title insurance and reasonable counsel fees in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums secured hereby in such order as Lender may determine and the remainder, if any, may be deposited by Trustee with the person or persons legally entitled to the excess, including, if any, the holders of liens inferior to this Security Instrument in the order of their priority, provided that Trustee has actual notice of such liens.

7.4 Reassignment of Security Interest. At the request of Lender, Trustee shall reassign to Lender the security interest created hereby and after such reassignment Lender shall have the right, upon the occurrence or continuance of any Event of Default, to realize upon the personal property subject to this Security Instrument, independent of any action of Trustee, pursuant to the UCC.

7.5 Acceptance of Trust. Trustee accepts this trust when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto except Lender of pending sale under any other deed of trust or of any action or proceeding in which Borrower, Lender or Trustee shall be a party unless brought by Trustee.

7.6 Reliance. Trustee, upon presentation to it of an affidavit signed by Lender setting forth facts showing an Event of Default, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

7.7 Replacement of Trustee. Lender may, from time to time, as provided by statute, appoint another trustee in place and stead of Trustee herein named, and thereupon Trustee herein named shall be discharged and the trustee so appointed shall be substituted as Trustee hereunder, with the same effect as if originally named Trustee herein.

8. Notices. Any notice to or demand on Borrower in connection with this Security Instrument or the obligations secured hereby shall be deemed to have been sufficiently made when deposited in the United States mails (with first-class or registered or certified postage prepaid), addressed to Borrower at Borrower’s address set forth above. Any notice to or demand on Trustee or Lender, as applicable, in

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connection with this Security Instrument or such obligations shall be deemed to have been sufficiently made when deposited in the United States mails with registered or certified postage prepaid, return receipt requested, and addressed to Trustee at Trustee’s address set forth above or to Lender at the following address:

JPMorgan Chase Bank, N.A.

P.O. Box 9178

Coppell, Texas 75019-9178

Attention: Portfolio Administration

Any party may change the address for notices to that party by giving written notice of the address change in accordance with this section.

9. Modifications, Etc. Each person or entity now or hereafter owning any interest in the Property agrees, by executing this Security Instrument or taking the Property subject to it, that Lender may in its sole discretion and without notice to or consent of any such person or entity: (i) extend the time for payment of the obligations secured hereby; (ii) discharge or release any one or more parties from their liability for such obligations in whole or in part; (iii) delay any action to collect on such obligations or to realize on any collateral therefor; (iv) release or fail to perfect any security for such obligations; (v) consent to one or more transfers of the Property, in whole or in part, on any terms; (vi) waive or release any of holder’s rights under any of the Loan Documents; (vii) agree to an increase in the amount of such obligations or to any other modification of such obligations or of the Loan Documents; or (viii) proceed against such person or entity before, at the same time as, or after it proceeds against any other person or entity liable for such obligations.

10. Successors and Assigns. All provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

11. Governing Law; Severability. This Security Instrument shall be governed by the law of the Commonwealth of Virginia. In the event that any provision or clause of this Security Instrument or the Note conflicts with applicable law, the conflict shall not affect other provisions of this Security Instrument or the Note that can be given effect without the conflicting provision and to this end the provisions of this Security Instrument and the Note are declared to be severable.

12. Borrower’s Right to Possession. Borrower may be and remain in possession of the Property for so long as no Event of Default exists and Borrower may, while it is entitled to possession of the Property, use the same.

13. Maximum Interest. No provision of this Security Instrument or of the Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein or in the Note provided for, neither Borrower nor its successors or assigns shall be obligated to pay that portion of such interest that is in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and is hereby waived and this Section 13 shall control any provision of this Security Instrument or the Note that is inconsistent herewith.

14. Attorneys’ Fees and Legal Expenses. In the event of any Default under this Security Instrument, or in the event that any dispute arises relating to the interpretation, enforcement or performance of any obligation secured by this Security Instrument, Lender shall be entitled to collect from Borrower on demand all fees and expenses incurred in connection therewith, including but not limited to fees of

Loan No.: 100016907

attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations secured by this Security Instrument or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any of the Property; (d) post-judgment collection proceedings; (e) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Security Instrument; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing. Notwithstanding anything to the contrary set forth in this Security Instrument or the other Loan Documents, in the event of any litigation between Borrower and Lender outside the context of a bankruptcy proceeding involving Borrower as debtor, which litigation arises out of or is related to the loan evidenced by the Note or to the Property, if Borrower is the ultimate prevailing party therein and Lender is not the ultimate prevailing party, Borrower shall be entitled to recover from Lender Borrower’s costs and expenses, including attorneys’ fees, incurred therein.

15. Prepayment Provisions. If at any time after an Event of Default and acceleration of the indebtedness secured hereby there shall be a tender of payment of the amount necessary to satisfy such indebtedness by or on behalf of Borrower, its successors or assigns, the same shall be deemed to be a voluntary prepayment such that the sum required to satisfy such indebtedness in full shall include, to the extent permitted by law, the additional payment required under the prepayment privilege as stated in the Note.

16. Time is of the Essence. Time is of the essence under this Security Instrument and in the performance of every term, covenant and obligation contained herein.

17. Fixture Filing. This Security Instrument constitutes a financing statement, filed as a fixture filing in the real estate records of the county of the state in which the real property described in Exhibit A is located, with respect to any and all fixtures included within the list of improvements and fixtures described in Section 1.2 of this Security Instrument and to any goods or other personal property that are now or hereafter will become a part of the Property as fixtures.

18. Miscellaneous.

18.1 Whenever the context so requires the singular number includes the plural herein, and the impersonal includes the personal.

18.2 The headings to the various sections have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Security Instrument.

18.3 This Security Instrument, the Note and the other Loan Documents constitute the final expression of the entire agreement of the parties with respect to the transactions set forth therein. No party is relying upon any oral agreement or other understanding not expressly set forth in the Loan Documents. The Loan Documents may not be amended or modified except by means of a written document executed by the party sought to be charged with such amendment or modification.

18.4 No creditor of any party to this Security Instrument and no other person or entity shall be a third party beneficiary of this Security Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (a) any arrangement (a “Servicing Arrangement”) between

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Lender and any servicer of the loan secured hereby for loss sharing or interim advancement of funds shall constitute a contractual obligation of such servicer that is independent of the obligation of Borrower for the payment of the indebtedness secured hereby, (b) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (c) no payment by a servicer under any Servicing Arrangement will reduce the amount of the indebtedness secured hereby.

18.5 The existence of any violation of any provision of this Security Instrument or the other Loan Documents (including but not limited to building or health code violations) as of the date of this Security Instrument, whether or not known to Lender, shall not be deemed to be a waiver of any of Lender’s rights under any of the Loan Documents including, but not limited to, Lender’s right to enforce Borrower’s obligations to repair and maintain the Property.

19. USA PATRIOT Act Notification and Covenant.

19.1 Lender hereby notifies Borrower that, pursuant to the requirements of Section 326 of the USA PATRIOT Act of 2001, 31 U.S.C. Section 5318 (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

19.2 Neither Borrower nor any other party liable for the obligations secured hereby as a guarantor or general partner nor any other person or entity participating in any capacity in the loan evidenced by the Note will, directly or indirectly, use the proceeds of the Note, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, to (a) further an offer, payment, promise to pay, or authorize the payment or giving of money, or anything else of value, to any person (including, but not limited to, any governmental or other entity) in violation of any law, rule or regulation of any jurisdiction applicable to Borrower or any other party liable for the obligations secured hereby as a guarantor or general partner from time to time relating to bribery or corruption; or (b) fund, finance or facilitate any activities or business or transaction of or with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of any Sanctions, or in any other manner that would result in a violation of Sanctions by any person or entity, including any person or entity participating in any capacity in the loan evidenced by the Note.

20. WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS SECURITY INSTRUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY, THE LOAN SECURED HEREBY OR THE USE OF THE PROCEEDS THEREOF.

21. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (FOR ITSELF AND ITS SUCCESSORS, ASSIGNS AND PARTICIPANTS) WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SECURITY INSTRUMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS PROVIDED FOR HEREIN OR THEREIN, IN ANY LEGAL ACTION OR PROCEEDING OF ANY TYPE BROUGHT BY ANY PARTY TO ANY OF THE FOREGOING AGAINST ANY OTHER SUCH PARTY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT SITTING WITHOUT A JURY.

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22. Statutory Provisions. Except as otherwise specifically provided herein, this Security Instrument is expressly made, executed and delivered pursuant and subject to, and shall be construed in accordance with, the provisions of Sections 26-49, 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4, 55-58.1, 55-58.2, 55-60 and 55-63 of the Code of Virginia (1950), as amended. All obligations and duties imposed upon Borrower and Trustee by such code provisions and all rights and remedies conferred upon Lender thereby are hereby expressly affirmed. All of the terms, covenants, agreements and conditions contained in this Security Instrument, to the extent the same may differ from or supplement the code provisions shall be construed as providing Lender with rights and remedies additional and cumulative to those specified in the code provisions (to the extent permitted by applicable law) and shall not be construed in any way as excluding the code provisions or depriving Lender of any of its rights, privileges or remedies thereunder.

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Loan No.: 100016907

DATED as of the day and year first above written.

RRE Payne Place Holdings, LLC, a Delaware limited liability company

(SEAL)

By:	Alan F. Feldman, Chief Operating Officer and President

COMMONWEALTH OF PENNSYLVANIA, CITY/COUNTY OF PHILADELPHIA, to-wit:

I HEREBY CERTIFY that on the 9 day of December, 2016, before me, a Notary Public of the Commonwealth of Pennsylvania, personally appeared Alan F. Feldman, who acknowledged himself to be the Chief Operating Officer and President of RRE Payne Place Holdings, the within borrower, and that he, being duly authorized to do so, executed the foregoing instrument on behalf of RRE Payne Place Holdings, LLC, for the purposes therein contained.

As witness my hand and notarial seal.

[NOTARY SEAL]

	Notary Public	Edward J McCarron Jr
	My commission expires:	March 26, 2020
	Notary Registration No.:	1205893

Loan No.: 100016907

EXHIBIT A

Legal Description

LEGAL DESCRIPTION ATTACHED HERETO AND MADE A PART HEREOF

EXHIBIT A

Legal Description

All of those lots or parcels of land located in City of Alexandria County, Virginia, and more particularly described as follows:

Parcel 1:

Beginning on the West side of Payne Street 176 feet 7 inches North of Duke Street and running thence North on Payne Street 16 feet more or less to Dudley’s line; thence West parallel to Duke Street 123 feet 5 inches; thence South parallel to Payne Street 16 feet more or less; the length of the first line; and thence East in a direct line 123 feet 5 inches to the beginning, being known as Premises 219 South Payne Street.

Parcel 2:

Beginning on the West side of Payne Street at the South line of the above described lot of ground and running thence South on Payne Street 30 feet more or less to the North lien of the lot of ground conveyed by E.C. Arwell and his wife to E.G. Atwell; thence West parallel to Duke Street 123 feet 5 inches; thence North parallel to Payne Street 30 feet; and thence East in a direct line 123 feet 5 inches to the beginning, being known as Premises 221 South Payne Street.

Together with an easement for off street parking on Premises known as 212-214 South Payne Street as set forth in Declaration of Easement recorded in Deed Book 567, page 42 amended in Deed Book 614, page 110.

Being the same property conveyed to South Payne Owner, LLC, a Virginia limited liability company by deed from WP Partners, L.L.C., a Virginia limited liability company, dated October 15, 2014 and recorded October 16, 2014 in the Clerk’s Office of the Circuit Court for Alexandria, as Instrument No. 140014969.

The following is provided as an accommodation for informational purposes only. No insurance is provided over same:

Current Property Address:	219 and 221 South Payne Street, Alexandria, Virginia 22314

Current Parcel ID No:	074.01-11-16, Account No. 10288000